American Realty Investors, Inc. Reports First Quarter 2010 Results | Business Wire	Page 1 of 3
Exhibit 99.1
May 17, 2010 09:02 PM Eastern Daylight Time
American Realty Investors, Inc. Reports First Quarter 2010 Results
DALLAS—(BUSINESS WIRE)—American Realty Investors, Inc. (NYSE:ARL), a Dallas-based real estate investment company, today reported results of operations for the first quarter ended March 31, 2010. ARL announced today that the Company reported a net loss applicable to common shares of ($12.5) million or ($1.09) per share, as compared to a net loss applicable to common shares of ($7.2) million or ($0.63) per share for the same period ended 2009.
Rental and other property revenues were $44.8 million for the three months ended March 31, 2010. This represents a decrease of $0.7 million as compared to the prior period revenues of $45.5 million. This change, by segment, is an increase in the apartment portfolio of $0.8 million and an increase in the other portfolio of $0.9 million, offset by a decrease in the commercial portfolio of $1.2 million, a decrease in the hotel portfolio of $1.0 million and a decrease in the land portfolio of $0.2 million.
“Property, Plant, and Equipment — Real Estate Sales.”
Property operating expenses were $26.3 million for the three months ended March 31,2010. This represents a decrease of $2.4 million as compared to the prior period operating expenses of $28.7 million. This change, by segment, is a decrease in our apartments of $2.4 million, a decrease in our commercial properties of $0.1 million and a decrease in our hotels of $0.3 million, offset by an increase in our land and other segments of $0.4 million.
Interest income was $1.5 million for the three months ended March 31, 2010. This represents a decrease of $1.1 million as compared to the prior period interest income of $2.6 million. This change is due to the accrued interest recognition on the cash flow notes from Unified Housing Foundation, Inc. On cash flow notes where payments are based upon surplus cash from operations, accrued but unpaid interest income is only recognized to the extent that cash is received. Less cash was received in the current period, as compared to the prior period.
Other income was $0.9 million for the three months ended March 31, 2010. This represents a decrease of $2.4 million, as compared to the prior period other income of $3.3 million. The majority of the decrease was due to $2.3 million recorded, in the prior period, as a gain on the disposition of our investment in a Korean REIT.
Net Income from discontinued operations was $0.2 million for the three months ended March 31, 2010. This represents a decrease of $2.3 million, as compared to the prior period net income from discontinued operations of $2.5 million. The change is due to a decrease in the gains recorded on the sale of real estate.
Included in discontinued operations are properties sold in 2010, which were held in 2009, and properties held for sale as of March 31, 2010. In 2010, we had one apartment complex held for sale (Baywalk), one apartment complex that we sold in March 2010 (Villager), and two apartment complexes that we sold subsequent to March 31, 2010 (Foxwood and Longfellow Arms). In 2009, we sold seven properties, which consisted of three apartment complexes (Bridges on Kinsey, Bridgestone, and Chateau Bayou), three commercial properties (5000 Space Center, 5360 Tulane and Cullman Shopping Center) and one townhouse.
There were no gains recorded on the sale of real estate for the three months ended March 31, 2010. The prior period had recorded gains of $4.8 million. Due to the related party nature of the current period sale, there was no gain recognized on the sale of Villager apartments. The gain on the sale of $0.4 million was deferred in the current period and will be recognized upon the sale of the property to a third party. In the prior period, the sale of Chateau Bayou apartments generated a $4.2 million gain on sale and we recognized the deferred gain on the sale of the Hartford building sold in 2002 in accordance with the requirements per ASC Topic 360-20 “Property, Plant, and Equipment — Real Estate Sales.”
About American Realty Investors, Inc.
American Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including office buildings, apartments, hotels, shopping centers and developed and undeveloped land.

American Realty Investors, Inc. Reports First Quarter 2010 Results | Business Wire	Page 2 of 3
The Company invests in real estate through direct equity ownership and partnerships nationwide. For more information, visit the Company’s website at www.amrealtytrust.com.
AMERICAN REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended
	March 31,
	2010	2009
	(dollars in thousands, except share and per share
	amounts)
Revenues:
Rental and other property revenues	$44,794	$45,500

Expenses:
Property operating expenses	26,304	28,673
Depreciation and amortization	7,423	7,538
General and administrative	2,597	2,834
Provision on impairment of notes receivable and real estate assets	—	379
Advisory fee to affiliate	4,053	3,847

Total operating expenses	40,377	43,271

Operating income	4,417	2,229

Other income (expense):
Interest income	1,502	2,642
Other income	867	3,298
Mortgage and loan interest	(20,535)	(20,445)
Earnings from unconsolidated subsidiaries and Investees	(22)	—
Loss on foreign currency translation	(673)	(525)
Litigation settlement	—	479

Total other expenses	(18,861)	(14,553)

Loss before gain on land sales, non-controlling interest, and taxes	(14,444)	(12,324)
Gain on land sales	6	168

Loss from continuing operations before tax	(14,438)	(12,158)
Income tax benefit	745	1,353

Net loss from continuing operations	(13,693)	(10,803)
Discontinued operations:
Income (loss) from discontinued operations	317	(904)
Gain on sale of real estate from discontinued operations	—	4,771
Income tax expense from discontinued operations	(111)	(1,353)

Net income from discontinued operations	206	2,514
Net loss	(13,487)	(8,289)
Net income attributable to non-controlling interests	1,577	1,685

Net loss attributable to American Realty Investors, Inc.	(11,910)	(6,604)
Preferred dividend requirement	(622)	(622)

Net loss applicable to common shares	$(12,532)	$(7,226)

Earnings per share - basic
Loss from continuing operations	$(1.11)	$(085)
Discontinued operations	0.02	0.22

Net loss applicable to common shares	$(1.09)	$(0.63)

Earnings per share - diluted
Loss from continuing operations	$(1.11)	$(0.85)
Discontinued operations	0.02	0.22

Net loss applicable to common shares	$(1.09)	$(0.63)

Weighted average common share used in computing earnings per share	11,514,038	11,514,038
Weighted average common share used in computing diluted earnings per share	11,514,038	11,514,038

Amounts attributable to American Realty Investors, Inc.
Loss from continuing operations	$(13,693)	$(10,803)
Income from discontinued operations	206	2,514

Net loss	$(13,487)	$(8,289)

American Realty Investors, Inc. Reports First Quarter 2010 Results | Business Wire	Page 3 of 3
AMERICAN REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2010	2009
	(dollars in thousands, except
	share and par value amounts)
Assets
Real estate, at cost	$1,720,062	$1,718,837
Real estate held for sale at cost, net of depreciation	20,903	5,147
Real estate subject to sales contracts at cost, net of depreciation	53,341	53,341
Less accumulated depreciation	(202,078)	(195,804)

Total real estate	1,592,228	1,581,521
Notes and interest receivable
Performing	92,295	91,872
Non-performing	3,096	3,108
Less allowance for estimated losses	(11,836)	(11,836)

Total notes and interest receivable	83,555	83,144
Cash and cash equivalents	1,071	4,887
Investments in unconsolidated subsidiaries and investees	12,544	13,149
Other assets	106,496	123,353

Total assets	$1,795,894	$1,806,054

Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$1,309,568	$1,327,188
Notes related to assets held-for-sale	24,603	5,002
Notes related to subject to sales contracts	61,886	61,888
Stock-secured notes payable	23,285	24,853
Affiliate payables	22,709	20,574
Deferred revenue	70,410	70,083
Accounts payable and other liabilities	86,569	85,119

	1,599,030	1,594,705

Commitments and contingencies:
Shareholders’ equity:
Preferred Stock, $2.00 par value, authorized 15,000,000 shares, issued and outstanding Series A, 3,390,913 shares in 2010 and in 2009 (liquidation preference $33,909), including 900,000 shares in 2010 and 2009 held by subsidiaries	4,979	4,979
Common Stock, $.01 par value, authorized 100,000,000 shares; issued 11,874,138, and outstanding 11,514,038 shares in 2010 and in 2009	114	114
Treasury stock at cost; 360,100 shares in 2010 and 2009 and 276,972 shares held by TCI (consolidated) as of 2010 and 2009	(5,954)	(5,954)
Paid-in capital	91,077	91,081
Retained earnings	34,439	46,971
Accumulated other comprehensive income	—	2,186

Total American Realty Investors, Inc. shareholders’ equity	124,655	139,377

Non-controlling interest	72,209	71,972

Total equity	196,864	211,349

Total liabilities and equity	$1,795,894	$1,806,054

Contacts
American Realty Investors, Inc.
Investor Relations, 800-400-6407
investor.relations@primeasset.com
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